SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of Incorporation or Organization	Commission File Number	(IRS Employer Identification No.)

615 J.B. Hunt Corporate Drive Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05.	AMENDMENT TO THE REGISTRANTS CODE OF ETHICS

On January 28, 2016, the Board of Directors of J. B. Hunt Transport Services, Inc. (the “Company”) adopted a refreshed and updated Code of Ethical and Professional Standards (the “Code”) effective February 1, 2016. The Code supersedes the current Code of Ethical and Professional Standards adopted by the Board of Directors in 2006. The Code applies to all directors, officers and employees of the Company.

The current code was refreshed and updated to: (i) improve its clarity and readability, (ii) enhance Company personnel’s understanding of the Company’s standards of ethical business practices and (iii) promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities.

The refreshed and updated Code is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Code will be posted on the corporate governance page of the Company’s web site at www.jbhunt.com. The contents of the J. B. Hunt Transport Services, Inc. website are not incorporated by reference in this report or made a part hereof for any purpose.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits
14.1	Code of Ethical and Professional Standards of J.B. Hunt Transport Services, Inc., effective February 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 3rd day of February 2016.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts III
John N. Roberts President and Chief Executive Officer

BY:	/s/ David G. Mee
David G. Mee Executive Vice President, Finance and Administration, Chief Financial Officer